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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) December 13, 2001

                            ATSI Communications, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                        0-23007                 74-2849995
(State or other jurisdiction of    (Commission File Number)     (I.R.S. employer
organization)Identification No.)                                incorporation or

                        6000 Northwest Parkway, Suite 110
                            San Antonio, Texas 78249
                                 (210) 547-1000

    (Address, including zip code of registrant's principal executive offices and telephone number, including area code)

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ITEM 4.  Changes in Registrant's Certifying Accountant

         On December 13, 2001, ATSI Communications, Inc.'s Board of Directors approved the recommendation of its Audit Committee that the firm of Ernst & Young LLP be hired as its independent public accountants for the fiscal year ending July 31, 2002. The recommendation of the Audit Committee was made after the reviewing of solicited bids. A discussion was also held by the Audit Committee with H. Douglas Saathoff, CFO and J. Christopher Cuevas, V.P. - Corporate Controller and Treasurer.

          As previously stated in the Form 8-K filed earlier today, the Company is not aware of any disagreements regarding accounting or financial disclosure with its previous auditors, Arthur Andersen LLP, nor has it had any conversations with Ernst & Young about any such disagreements or issues or the nature of Ernst & Young's opinion for the fiscal year ending July 31, 2002.

ITEM 7.  EXHIBITS

None.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   ATSI Communications, Inc.

                                        Dated: December 18, 2001

                                        By:  /s/ H. Douglas Saathoff
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                                                 H. Douglas Saathoff
                                                 Chief Financial Officer